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                          Hyperion Software Corporation

        Exhibit (11.1) - Statement Re: Computation of Earnings Per Share
                    (in thousands, except per share amounts)

                                                            YEAR ENDED JUNE 30,
                                                      1996          1995          1994
                                                  ----------------------------------------
  PRIMARY
    Weighted average number of common
      shares outstanding                             16,622        15,644       15,080
    Weighted average number of common
      equivalent shares outstanding                   1,253         1,672        1,504
                                                  ----------------------------------------
                                                     17,875        17,316       16,584
                                                  ========================================

    Net income                                      $ 9,457       $12,139      $ 8,609
                                                  ========================================

    Per share amount                                $   .53       $   .70      $   .52
                                                  ========================================

  FULLY DILUTED
    Weighted average number of common
      shares outstanding                             16,622        15,644       15,080
    Weighted average number of common
      equivalent shares outstanding                   1,311         1,836        1,520
                                                  ----------------------------------------
                                                     17,933        17,480       16,600
                                                  ========================================

    Net income                                      $ 9,457       $12,139      $ 8,609
                                                  ========================================

    Per share amount                                $   .53       $   .69      $   .52
                                                  ========================================
